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   DAVID S. GOLDSTEIN
   DIRECT LINE: 202.383.0606
   Internet: dgoldstein@sablaw.com


                                January 26, 2001


Bell, Boyd & Lloyd LLC
Three First National Plaza
70 West Madison Street
Chicago, IL 60602

                  RE:      STATE FARM ASSOCIATES' FUNDS TRUST
                           POST-EFFECTIVE AMENDMENT NUMBER 44
                           FILE NO. 2-27058
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to State Farm Associates' Funds Trust (the "Trust"), a business trust organized under the laws of the State of Delaware, in connection with its registration of an indefinite number of shares of beneficial interest, all without par value, in the State Farm Growth Fund, State Farm Balanced Fund, State Farm Interim Fund, and State Farm Municipal Bond Fund of the Trust (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"). In this connection, we have examined such Trust records, certificates, and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion, including the following:

         1. The certificate of the Secretary of the State of Delaware as to the existence and good standing of the Trust.

         2. The Trust's Certificate of Trust filed with the Secretary of State on January 5, 2001.

         3. The Trust's Declaration of Trust as adopted by the sole trustee of the Trust on January 5, 2001.

         4. The resolution adopted by the sole trustee of the Trust on January 26, 2001.

         5. Post-effective amendment number 44 to the Form N-1A registration statement of State Farm Growth Fund, Inc. ("Growth Fund") to which the Trust will succeed upon consummation of the reorganization of the Growth Fund, State Farm Balanced Fund, Inc., State Farm Interim Fund, Inc. and State Farm Municipal Bond Fund, Inc. with and into the

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Bell, Boyd & Lloyd LLC
January 26, 2001
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Trust, to be filed with the Securities and Exchange Commission (File No.
2-27058) (the "registration statement") on or about January 30, 2001.

         In our examination of such materials, we have assumed the genuineness of all signatures, the conformity to the original documents of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us and the legal competence of each individual executing any document. As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Trust and upon representations of the Trust made in the registration statement.

         Based upon the foregoing, we are of the opinion that: (1) the Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and (2) the Shares, when issued and sold in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.

         We are attorneys licensed to practice only in the State of Georgia and the District of Columbia.

         We hereby consent to the inclusion of this opinion as an exhibit to the registration statement or to its use by you in preparing an opinion for inclusion as an exhibit to the registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP


                                   By: /s/ David S. Goldstein
                                       ------------------------
                                           David S. Goldstein